UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustine’s Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM 8.01 OTHER EVENTS.

On February 26, 2021, the Board of Directors of Argentum 47, Inc. (“Company”) determined that it would be in the best interests of the Company to terminate the Company’s registration with the Securities and Exchange Commission (“Commission”) under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 15 with the Commission.

We intend to file the Form 15 on March 2, 2021. After filing the Form 15, we will no longer be filing periodic reports on Form 10-K, Form 10-Q or Form 8-K. However, we will be posting information about the Company with OTC Markets under its Alternative Reporting Standard on an annual and quarterly basis. Our shares of common stock will continue to be quoted on the Pink Market.

For the last ten years, we have been periodically and consistently reporting to the SEC. In August of 2018, we acquired Cheshire Trafford UK Limited, a United Kingdom Independent Financial Advisory firm (IFA). This subsidiary was acquired after enduring an audit that took almost 9 months to complete. Prior to the acquisition of Cheshire Trafford, there were two other Independent financial advisory firms that we would have acquired. One was based in the United Kingdom and the other in Malaysia. We had agreed to terms with both firms and unfortunately ended up not acquiring either, as audits were taking way too long to get finalized and the principals of both potential acquisitions grew tired and decided to not sell their businesses to our Company.

Today, after months of verbal negotiations, we have another potential acquisition in our sights. It is an Independent Financial Advisory firm based in Singapore administering more than $200 million U.S. Dollars and historical gross income of more than $2 million U.S. Dollars.

As previously reported on our Current Report on Form 8-K filed with the Commission on December 4, 2021, on December 3, 2020, we agreed to funding terms for $3 to $5 million U.S. Dollars with a Regulated Fund based in Luxembourg; hence, we already have the money committed to acquire the Singaporean asset.

If we were to continue to report to the SEC, the Singaporean IFA would have to undergo an audit of its prior two fiscal years and, historically, we know that this will take at least 6 to 9 months to complete. By opting to post information about the Company with OTC Markets under its Alternative Reporting Standard on a quarterly and annual basis, these cumbersome audits will not be required; hence, once we finalize our stringent due diligence process, we will be able to go directly to a Letter of Intent and then start the process of acquiring this Company immediately after.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2021

ARGENTUM 47, INC.

By:	/s/ NicholasTuke
Nicholas Tuke
Chief Executive Officer